www.thorindustries.com SECOND QUARTER FISCAL 2020 RESULTS Exhibit 99.2

2 Forward-Looking Statements This presentation includes certain statements that are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are made based on management’s current expectations and beliefs regarding future and anticipated developments and their effects upon Thor, and inherently involve uncertainties and risks. These forward-looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ materially from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations; raw material, commodity or chassis supply restrictions; component supply disruption related to the coronavirus outbreak; the impact of tariffs on material or other input costs; the level and magnitude of warranty claims incurred; legislative, regulatory and tax law and/or policy developments including their potential impact on our dealers and their retail customers or on our suppliers; the costs of compliance with governmental regulation; legal and compliance issues including those that may arise in conjunction with recently completed transactions; lower consumer confidence and the level of discretionary consumer spending; interest rate fluctuations; the potential impact of interest rate fluctuations on the general economy and specifically on our dealers and consumers; restrictive lending practices; management changes; the success of new and existing products, services and production facilities; consumer preferences; the ability to efficiently utilize existing production facilities; the pace of acquisitions and the successful closing, integration and financial impact thereof; the potential loss of existing customers of acquisitions; our ability to retain key management personnel of acquired companies; a shortage of necessary personnel for production; the loss or reduction of sales to key dealers; disruption of the delivery of units to dealers; increasing costs for freight and transportation; asset impairment charges; equity investment impairment charges; cost structure changes; competition; the impact of potential losses under repurchase or financed receivable agreements; the potential impact of the strength of the U.S. dollar on international demand for products priced in U.S. dollars; general economic, market and political conditions in the various countries in which our products are sold; the impact of changing emissions and other regulatory standards in the various jurisdictions in which our products are sold; and changes to our investment and capital allocation strategies or other facets of our strategic plan. Additional risks and uncertainties surrounding the acquisition of Erwin Hymer Group SE ("EHG") include risks regarding the potential benefits of the acquisition and the anticipated operating synergies, the integration of the business, the impact of exchange rate fluctuations and unknown or understated liabilities related to the acquisition and EHG's business. These and other risks and uncertainties are discussed more fully in Item 1A of our Annual Report on Form 10-K for the year ended July 31, 2019 and Part II, Item 1A of our quarterly report on Form 10-Q for the period ended January 31, 2020. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this presentation or to reflect any change in our expectations after the date hereof or any change in events, conditions or circumstances on which any statement is based, except as required by law.

3 Second Quarter Highlights Fiscal Year 2020 $2.0 bn NET SALES New record for second- quarter revenues Thor forms new subsidiary, Hymer USA, to manufacture and sell European-designed RVs in North America This new subsidiary will produce a full lineup of Hymer-branded RVs utilizing European style and design, that will be built in facilities incorporating the best of German manufacturing practices, automation and control standards EHG reported strong revenues and, as anticipated, returned to quarterly profitability in line with historical trends Thor's North American RV backlog grew 19.3% as independent dealer inventory rationalizes ~$530 mm DEBT REDUCTION related to the acquisition of EHG to date (2) $0.52 DILUTED EPS (1) 12.8% GROSS MARGIN Up 180 bps from prior-year second quarter (1) 2Q FY 2020 results include two non-cash impairment charges totaling $10.1M, or $0.15 per diluted share, related to the pending strategic divestitures of Bison Coach and a property no longer in use. (2) Since acquisition of EHG on February 1, 2019. NA Motorized 17.2% $ 343.7 mm NA Towables 49.1% $ 983.9 mm Other $38.4 mm 1.9% European 31.8% $ 637.1 mm

4 Improved Margins in Second Quarter of FY20 Improved margins are primarily the result of management-led, key strategic initiatives that reduced material and labor costs as a percentage of sales in both of our North American RV segments 55.2% Increase in Net Sales Net sales increased 55.2% to $2.0 billion in the second quarter, including an increase of $74.5 million in North American RV sales and the addition of $637.1 million of EHG sales 180 bps Improvement in Gross Profit Margin Gross profit margin improved to 12.8% in the second quarter of fiscal 2020 from 11.0% in the prior-year period

5 Dealer Inventory Rationalization Largely Complete North American Independent Dealer Inventory As of January 31, 2020, the level of North American independent dealer inventory of Thor products was approximately 115,200 units, a 16.5% decrease compared to the prior year North American Independent Dealer Inventory of Thor Products 115,200 137,900 155,650 124,000 (16.5)% We believe the North American independent dealer inventory rationalization of the last eighteen months is now largely complete Modest Growth Ahead for Europe Independent dealer inventory levels of EHG products in Europe remain generally aligned with seasonal consumer demand moving into the peak selling season Thor Backlog Increases North American RV backlog increased 19.3% compared to the prior year, indicative of a return to more typical, seasonal ordering patterns from dealers and that the dealer inventory rationalization is largely complete Potential Upside for 2020 While we are still forecasting calendar 2020 North American retail sales to be flat to modestly down at this point in the selling season, we are also seeing signs of potential upside for the remainder of our fiscal year

6 Second Quarter 2020 North American Towable Segment $983.9 mm in Net Sales Net sales of North American Towable RVs increased 11.6%, as net sales of travel trailers and fifth wheels increased by 8.8% and 15.9%, respectively. Independent dealers have returned to more normalized, seasonal ordering patterns 13.3% Gross Profit Margin Gross profit margin rose 240 basis points, primarily driven by reduced material and labor costs as a percent of sales as well as a shift in product mix toward higher-margin units $948.1 mm in Backlog North American Towable backlog increased 16.8% year-over-year as North American independent dealers have returned to a more typical seasonal order pattern and are growing their inventory in anticipation of the upcoming selling season Towables Lead the Way Thor finished calendar year 2019 atop the North American towable RV retail market with a 45.1% share (1) (1) Source: Statistical Surveys (www.statisticalsurveys.com) + 240 bps

7 Second Quarter 2020 North American Motorized Segment $343.7 mm in Net Sales Fiscal 2020 second quarter net sales of North American Motorized RVs decreased by 7.5% compared to the prior year, reflecting reduced unit volumes and a shift in product mix towards lower-priced products 10.0% Gross Profit Margin Gross profit margin rose 20 basis points in the fiscal second quarter, despite the reduced sales, due to improved material and labor costs as a percentage of sales, partially offset by a shift in product mix towards lower-margin units $784.4 mm in Backlog North American Motorized backlog increased approximately 22.6% year-over-year, as independent dealers are building their inventory ahead of the upcoming selling season #1 in North America Thor maintained the top spot in the North American motorized RV retail market with a 37.1% share for calendar year 2019 (1) (1) Source: Statistical Surveys (www.statisticalsurveys.com) + 20 bps

8 $637.1 mm in Net Sales European RV segment represents the results of the Erwin Hymer Group ("EHG") Second Quarter 2020 European Segment Other 13.6% $ 86.9 mm Campervan 15.4% $ 97.9 mm Caravans 11.0% $ 69.9 mm Motorcaravan 60.0% $ 382.4 mm $79.5 mm in Gross Profit Gross profit of $79.5 million, or 12.5% of net sales $1.14 bn in Backlog EHG's backlog is reflective of current, seasonal levels of demand within the European market Continued Strength in Europe For calendar year 2019, EHG's European RV retail market share was approximately 25.8% for motorcaravans and campervans combined and approximately 20.5% for caravans (1) (1) Based on data from the European Caravan Federation (ECF), calendar years 2018 and 2019; European retail registration data available at www.CIVD.de

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10 (1) Source: Statistical Surveys, Inc., U.S. and Canada (2) Source: Recreation Vehicle Industry Association (3) Source: The Conference Board, Consumer Confidence Survey ® Consumer Confidence vs. RV Retail Registrations2019 Industry Wholesale Shipments by Type (2) Calendar Year RV Market Share (1) RV Industry Overview — North America THOR Forest River Winnebago Grand Design REV Group Gulfstream All Others 2019 Towable 405,308 units 2019 Motorized 51,632 units 2018 Motorized 58,155 units 2018 Towable 434,843 units 37.1% 45.1% 39.3% 48.7% 37.0% 21.3% 7.5% 1.5% 7.8% 1.1% 19.8% 7.0% 14.8% 7.9% 6.0% 34.6% 1.2% 1.6% 13.3% 21.9% 19.1% 6.4%

11 RV Industry Overview — North America RV Wholesale Market Trends (Units 000's) Towable RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) Dec. 2019 Dec. 2018 Unit Change % Change 406,070 483,672 (77,602) (16.0)% YTD Shipments (Units) Dec. 2019 Dec. 2018 Unit Change % Change 359,441 426,087 (66,646) (15.6)% Motorized RV Wholesale Market Trends (Units 000's) YTD Shipments (Units) Dec. 2019 Dec. 2018 Unit Change % Change 46,629 57,585 (10,956) (19.0)% Historical Data: Recreation Vehicle Industry Association (RVIA) (e) Calendar year 2020 represents most recent RVIA estimate as of Spring RV Roadsigns, published in February 2020 5-year CAGR: 2.6% 5-year CAGR: 2.8% 5-year CAGR: 1.2%

RV Industry Overview — Europe

European Industry Unit Registrations by Country [1]

Annual Registrations

Country	Caravans			Motorcaravans			Total		
	Calendar Year		%	Calendar Year		%	Calendar Year		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Germany	26,941	24,327	10.7 %	53,922	46,859	15.1 %	80,863	71,186	13.6 %
U.K.	18,266	20,480	(10.8)%	15,342	14,691	4.4 %	33,608	35,171	(4.4)%
France	7,728	8,124	(4.9)%	23,767	23,878	(0.5)%	31,495	32,002	(1.6)%
Spain	2,399	1,829	31.2 %	5,977	4,857	23.1 %	8,376	6,686	25.3 %
Netherlands	7,034	6,631	6.1 %	2,097	1,994	5.2 %	9,131	8,625	5.9 %
Italy	762	772	(1.3)%	5,860	6,156	(4.8)%	6,622	6,928	(4.4)%
Belgium	1,195	1,177	1.5 %	5,007	4,613	8.5 %	6,202	5,790	7.1 %
Switzerland	1,584	1,659	(4.5)%	5,343	4,460	19.8 %	6,927	6,119	13.2 %
Sweden	3,293	3,349	(1.7)%	4,145	7,201	(42.4)%	7,438	10,550	(29.5)%
All Others	8,999	8,667	3.8 %	10,298	10,333	(0.3)%	19,297	19,000	1.6 %
Total	78,201	77,015	1.5 %	131,758	125,042	5.4 %	209,959	202,057	3.9 %

- The Company monitors retail trends in the European RV market as reported by the European Caravan Federation ("ECF"), whose industry data is reported to the public quarterly, typically issued on a one-to-two month lag, continually updated and often impacted by delays in reporting by various countries
- Industry wholesale shipment data for the European RV market is not available

Comparison of New Vehicle Registrations by Continent (Units 000's) [1][2]



1990: 201 / 144
1991: 192 / 141
1992: 170 / 162
1993: 151 / 182
1994: 146 / 217
1995: 138 / 222
1996: 135 / 219
1997: 140 / 220
1998: 143 / 253
1999: 152 / 272
2000: 162 / 274
2001: 166 / 251
2002: 174 / 274
2003: 182 / 292
2004: 198 / 324
2005: 203 / 320
2006: 210 / 310
2007: 208 / 366
2008: 189 / 289
2009: 154 / 206
2010: 150 / 228
2011: 156 / 247
2012: 147 / 264
2013: 137 / 304
2014: 140 / 333
2015: 152 / 376
2016: 168 / 416
2017: 190 / 471
2018: 202 / 493
2019: 210 / 457
Europe
North America

THO LISTED NYSE

(1) *Source:* European Caravan Federation (ECF), 2018 and 2019 calendar years ended December 31; European retail registration data available at www.CIVD.de
(2) *Source:* Statistical Surveys (www.statisticalsurveys.com)

THOR Go Everywhere. Stay Anywhere.

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CONTACT: Investor Relations Mark Trinske Vice President of Investor Relations mtrinske@thorindustries.com (574) 970-7912 www.thorindustries.com